Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 21, 2017 and July 26, 2016 relating to the financial statements appearing in the Annual Report on Form 10-K of Microbot Medical Inc. for the year ended December 31, 2016.

Brightman Almagor Zohar & Co.

Certified Public Accountants

Member of Deloitte Touche Tohmatsu Limited

Tel Aviv, Israel

October 30, 2017